As filed with the Securities and Exchange Commission on July 26, 2007.

Registration No. 333-107414

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BRISTOL-MYERS SQUIBB COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

22-0790350

(I.R.S. Employer Identification No.)

345 Park Avenue, New York, N.Y. 10154

(Address, including zip code, of Principal Executive Offices)

Telephone: (212) 546-4000

BRISTOL-MYERS SQUIBB COMPANY 2002 STOCK INCENTIVE PLAN,

As Amended Effective July 17, 2002

BRISTOL-MYERS SQUIBB COMPANY 1997 STOCK INCENTIVE PLAN,

As Amended Effective July 17, 2002

BRISTOL-MYERS SQUIBB COMPANY 2000 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN,

Effective As of May 2, 2000

BRISTOL-MYERS SQUIBB COMPANY EXECUTIVE PERFORMANCE INCENTIVE PLAN,

Effective as of January 1, 2003

BRISTOL-MYERS SQUIBB COMPANY EMPLOYEE INCENTIVE THRIFT PLAN

BRISTOL-MYERS SQUIBB PUERTO RICO, INC. SAVINGS AND INVESTMENT PROGRAM

BRISTOL-MYERS SQUIBB COMPANY SAVINGS AND INVESTMENT PROGRAM

(Full title of the plans)

Sandra Leung

Senior Vice President and General Counsel

Bristol-Myers Squibb Company

345 Park Avenue, New York, N.Y. 10154

(212) 546-4000

(Name, address and telephone number, including area code, of agent for service)

EXPLANATORY STATEMENT

On July 28, 2003, a total of 132,515,000 shares of Common Stock, par value $.10 per share, of Bristol-Myers Squibb Company (the “Registrant”) were registered on Form S-8 (Registration No. 333-107414) for issuance under specified plans of the Company, including the 2002 Stock Incentive Plan (the “2002 Plan”) and the 1997 Stock Incentive Plan (the “1997 Plan”). On May 1, 2007, the Registrant’s stockholders approved the Bristol-Myers Squibb Company 2007 Stock Award and Incentive Plan (the “2007 Plan”). No additional awards will be made under the Registrant’s 2002 Plan or the 1997 Plan, and the shares that were available for new grants under the 2002 Plan immediately before May 1, 2007 are now issuable under the 2007 Plan. Pursuant to Instruction E to Form S-8 and interpretations of staff of the Division of Corporation Finance of the Securities and Exchange Commission (the “Commission”), 4,300,000 of the unissued shares previously registered with respect to the 1997 Plan as of that date are carried forward and deemed covered by the registration statement on Form S-8 relating to the 2007 Plan that was filed on the date hereof. An aggregate registration fee of $211,393 was paid in connection with the filing of Registration Statement No. 333-107414, of which $8,919.39 related to the 4,300,000 shares being carried forward.

PART II

Item 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The contents of registration statement on Form S-8 (Registration No. 333-107414) are hereby incorporated by reference.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of New York, and the State of New York, on July 13, 2007.

BRISTOL-MYERS SQUIBB COMPANY

By:	/s/ James M. Cornelius
James M. Cornelius
Chief Executive Officer

Each person whose signature appears below hereby severally constitutes and appoints Andrew R.J. Bonfield, Sandra Leung and Sonia Vora, and each of them acting singly, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, to sign for him or her and in his or her name, place and stead, in any and all capacities indicated below, the registration statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments and supplements to said registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute, may lawfully do or cause to be done by virtue thereof.

Signature	Title

/s/ James M. Cornelius James M. Cornelius	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Andrew R.J. Bonfield Andrew R.J. Bonfield	Executive Vice President and Chief Financial Officer

/s/ Joseph C. Caldarella Joseph C. Caldarella	Vice President and Controller (Principal Accounting Officer)

/s/ Lewis B. Campbell Lewis B. Campbell	Director

/s/ Louis J. Freeh Louis J. Freeh	Director

/s/ Laurie H. Glimcher, M.D. Laurie H. Glimcher, M.D.	Director

/s/ Michael Grobstein Michael Grobstein	Director

/s/ Leif Johansson Leif Johansson	Director

/s/ James D. Robinson III James D. Robinson III	Chairman of the Board and Director

/s/ Vicki L. Sato, Ph.D. Vicki L. Sato, Ph.D.	Director

/s/ R. Sanders Williams M.D. R. Sanders Williams, M.D.	Director

The Savings/Thrift Plans. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Savings/Thrift Plans) have duly caused this Registration Statement to be signed on behalf of each of the Savings/Thrift Plans by the undersigned, thereunto duly authorized, in the City of New York, and the State of New York, on July 13, 2007.

Bristol-Myers Squibb Company Employee Incentive Thrift Plan

Bristol-Myers Squibb Puerto Rico, Inc. Savings and Investment Plan

Bristol-Myers Squibb Company Savings and Investment Program

By: Bristol-Myers Squibb Company

Savings Plan Committee

Signature	Title

/s/ Stephen E. Bear Stephen E. Bear	Senior Vice President – Human Resources

/s/ Andrew R.J. Bonfield Andrew R.J. Bonfield	Executive Vice President and Chief Financial Officer

/s/ Joseph C. Caldarella Joseph C. Caldarella	Vice President and Controller (Principal Accounting Officer)

/s/ Robert Chapman Robert Chapman	Assistant Treasurer

/s/ Edward M. Dwyer Edward M. Dwyer	Vice President & Treasurer

/s/ Sandra Leung Sandra Leung	Senior Vice President & General Counsel

/s/ Anthony Mazzeo Anthony Mazzeo	Vice President Global Benefits

*	Members of Bristol-Myers Squibb Company Savings Plan Committee, signing in that capacity on behalf of the Bristol-Myers Squibb Company Savings and Investment Program, the Bristol-Myers Squibb Company Employee Incentive Thrift Plan and the Bristol-Myers Squibb Puerto Rico, Inc. Savings and Investment Program.